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                        LIST OF SIGNIFICANT SUBSIDIARIES

                                                                      EXHIBIT 21

The following are the subsidiaries of the Registrant included in the Registrant's consolidated financial statements at December 31, 1999. Other subsidiaries are not listed because such subsidiaries are inactive. Subsidiaries are listed alphabetically under either the domestic or international categories.

                                                           Jurisdiction under         Percent of voting securities
Domestic                                                     which organized               owned by Registrant
--------                                                   ------------------         ----------------------------
ATM Finance, Inc.                                          Ohio                                  100%
Central Security Systems, Incorporated                     Hawaii                                100%
DBD Investment Management Company                          Delaware                              100%
Diebold Australia Holding Company, Inc.                    Delaware                              100%
Diebold China Security Holding Company, Inc.               Delaware                              100%
Diebold Credit Corporation                                 Delaware                              100%
Diebold Finance Company, Inc.                              Delaware                              100% (1)
Diebold Foreign Sales Corporation                          St. Thomas, U.S. Virgin Islands       100% (1)
Diebold Holding Company, Inc.                              Delaware                              100%
Diebold Investment Company                                 Delaware                              100%
Diebold Latin America Holding Company, Inc.                Delaware                              100%
Diebold Mexico Holding Company, Inc.                       Delaware                              100%
Diebold Midwest Manufacturing, Inc.                        Delaware                              100%
Diebold of Nevada, Inc.                                    Nevada                                100%
Diebold Self-Service Systems                               New York                              100% (2)
Diebold Southeast Manufacturing, Inc.                      Delaware                              100% (3)
Diebold SST Holding Company, Inc.                          Delaware                              100%
Diebold Texas, Incorporated                                Texas                                 100%
Diebold Transaction Services, Inc.                         Delaware                              100%
Griffin Technology Incorporated                            New York                              100%
InterBold Technologies, Inc.                               Delaware                              100% (4)
Mayfair Software Distribution, Inc.                        Delaware                              100%
Nexus Software, Incorporated                               Delaware                              100%
Pioneer Systems, Inc.                                      Pennsylvania                          100%
R. D. Products, Inc.                                       New York                              100%
VDM Holding Company, Inc.                                  Delaware                              100%
Verdi & Associates, Inc.                                   New York                              100%

(1) 100% of voting securities are owned by Diebold Investment Company which is 100% owned by the Registrant.
(2) 70% of partnership interest is owned by Diebold Holding Company, Inc., which is 100% owned by the Registrant and 30% is owned by Diebold
     SST Holding Company, Inc., which is 100% owned by the Registrant.
(3) 100% of voting securities are owned by Diebold Midwest Manufacturing, Inc., which is 100% owned by the Registrant.
(4) 100% of voting securities are owned by Diebold Self-Service Systems, which is 70% owned by Diebold Holding Company, Inc. and 30% owned by Diebold SST Holding Company, Inc., which are 100% owned by the
     Registrant.




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                  LIST OF SIGNIFICANT SUBSIDIARIES (CONTINUED)

                                                                Jurisdiction under        Percent of voting securities
International                                                    which organized              owned by Registrant
-------------                                                    ---------------          ----------------------------
China Diebold Financial Equipment Company LTD.                  Peoples Republic of China              71%
DBD Asset Management S.A. de C.V.                               Mexico                                100% (5)
DCHC, S.A.                                                      Panama                                100% (16)
Diebold Argentina, S.A.                                         Argentina                              55% (15)
Diebold Australia Pty. Ltd.                                     Australia                             100% (6)
Diebold Belgium S.P.R.L.                                        Belgium                                90% (18)
Diebold Brasil LTDA                                             Brazil                                100% (16)
Diebold Colombia                                                Colombia                               55% (19)
The Diebold Company of Canada Limited                           Canada                                100%
Diebold EMEA B.V.                                               Netherlands                           100%
Diebold France SARL                                             France                                100%
Diebold Germany GmbH                                            Germany                               100% (8)
Diebold HMA Private Limited                                     India                                  50%
Diebold Hungary Ltd.                                            Hungary                               100%
Diebold International Limited                                   United Kingdom                        100%
Diebold Italy S.r.l.                                            Italy                                 100% (18)
Diebold Mexico, S.A. de C.V.                                    Mexico                                100% (7)
Diebold Netherlands B.V.                                        Netherlands                           100%
Diebold OLTP Systems, A.V.V.                                    Aruba, Dutch West Indies               50%
Diebold OLTP Systems, C.A.                                      Venezuela                              50% (14)
Diebold Pacific, Limited                                        Hong Kong                             100%
Diebold Panama, Inc.                                            Panama                                100% (16)
Diebold Poland S.p. z.o.o.                                      Poland                                100%
Diebold Safetell International Security Limited                 Australia                             100% (10)
Diebold Security and Services Pty.                              Australia                             100% (10)
Diebold Selbstbedienungssysteme GmbH                            Austria                               100%
Diebold Selbstbedienyngssysteme (Schweiz)GMBH                   Switzerland                           100%
Diebold Self Service Solutions LTD Liab. Co.                    Switzerland                           100%
Diebold Singapore Pte. Ltd                                      Singapore                             100%
Diebold South Africa (PTY) LTD                                  South Africa                          100%
Diebold Spain, S.L.                                             Spain                                 100%
Diebold (Thailand) Company Limited                              Thailand                              100%
DPB S.A.                                                        Argentina                              50% (14)


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                  LIST OF SIGNIFICANT SUBSIDIARIES (CONTINUED)

                                                        Jurisdiction under        Percent of voting securities
International                                             which organized              owned by Registrant
-------------                                           ------------------        ----------------------------
DSSS Panama, S.A.                                       Panama                            55% (15)
InterBold Pacific Limited                               Hong Kong                        100% (8)
InterBold Singapore Pte Ltd                             Singapore                        100% (9)
Mecaf Impressoras S.A.                                  Brazil                           100% (17)
Nexus Software UK LTD.                                  United Kingdom                   100% (13)
Procomp Amazonia Industria Eletronica S.A.              Brazil                           100% (17)
Procomp Comercio e Servicos LTDA                        Brazil                           100% (17)
Procomp Industria Eletronica S.A.                       Brazil                           100% (17)
RLM Monitoring Pty. Ltd.                                Australia                        100% (10)
Safequip Automated Systems Pty. Ltd.                    Australia                         50% (11)
Safetell Cash Handling Pty. Ltd.                        Australia                        100% (12)
Safetell International Services Pty. Ltd.               Australia                        100% (12)
Starbuck Computer Empire, A.V.V.                        Aruba, Dutch West Indies          50%
Tecron Security Pty. Ltd.                               Australia                        100% (10)


(5) 100% of voting securities are owned by Diebold Mexico, S.A. de C.V. which is 100% owned by Diebold Mexico Holding Company, Inc., which is 100% owned by the Registrant.
(6) 100% of voting securities are owned by Diebold Australia Holding Company, Inc. which is 100% owned by the Registrant.
(7)  100% of voting  securities  are owned by  Diebold  Mexico  Holding
     Company,  Inc.  which is 100% owned by the Registrant.
(8) 100% of voting securities are owned by Diebold Self-Service Systems which is 70% owned by Diebold Holding Company, Inc. and 30% owned by Diebold SST Holding Company, Inc., which are 100% owned by the Registrant.
(9) 100% of voting securities are owned by InterBold Pacific Limited, which is 100% owned by Diebold Self-Service Systems which is 70% owned by Diebold Holding Company, Inc. and 30% owned by Diebold SST Holding Company, Inc., which are 100% owned by the Registrant.
(10) 100% of voting securities are owned by Diebold Australia Pty. Ltd., which is 100% owned by Diebold Australia Holding Company, Inc., which is 100% owned by the Registrant.
(11) 50% of voting securities are owned by Safetell Cash Handling Pty. Ltd., which is 100% owned by Safetell International Security Limited, which is 100% owned by Diebold Australia Pty. Ltd., which is 100% owned by Diebold Australia Holding Company, Inc. which is 100% owned by the Registrant.
(12) 100% of voting securities are owned by Safetell International Security Limited, which is 100% owned by Diebold Australia Pty. Ltd., which is 100% owned by Diebold Australia Holding Company, Inc. which is 100% owned by the Registrant.
(13) 100% of voting securities are owned by Nexus Software, Incorporated, which is 100% owned by the Registrant.
(14) 50% of voting securities are owned by Diebold Latin America Holding Company, Inc., which is 100% owned by the Registrant.
(15) 55% of voting securities are owned by Diebold Latin America Holding Company, Inc., which is 100% owned by the Registrant.
(16) 100% of voting securities are owned by Diebold Latin America Holding Company, Inc., which is 100% owned by the Registrant.
(17) 100% of voting securities are owned by Diebold Brasil LTDA, which is 100% owned by Diebold Latin America Holding Company, Inc., which is 100% owned by the Registrant.
(18) 90% of voting securities are owned by the Registrant, while 10% of the voting securities are owned by Diebold Holding Company, Inc., which is 100% owned by the Registrant.
(19) 21.44% of voting securities are owned by Diebold Latin America Holding Company, Inc., 16.78% of voting securities are owned by DSSS Panama, which is 100% owned by Diebold Latin America Holding Company, Inc., 16.78% of voting securities are owned by DCHC Panama SA, which is 100% owned by Diebold Latin America Holding Company, Inc., which is 100% owned by the Registrant.